UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest event reported)   August 8, 2005
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___________________________Diversified  Financial  Resources  Corp.
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             (Exact name of registrant as specified in its charter)

            DE                     0-22373                   58-2027283
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    (State  or  other           (Commission               (IRS Employer
jurisdiction of incorporation)  File  Number)           Identification No.)

                    8765  Aero  Drive,  San  Diego,  CA          92154
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        (Address of principal executive offices)               (Zip Code)

Registrant's  telephone  number,  including  area  code:  (858)  560-8321
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________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01     Entry  into  a  Material  Definitive  Agreement
Item  2.01     Completion  of  Acquisition  or  Disposition  of  Assets

     On August 8, 2005, Diversified Financial Resources Corp., a Delaware company, on behalf of it and its subsidiaries (the "Company") entered into a Stock Purchase and Release Agreement, as amended (the "Agreement"), with Diversified Holdings I, Inc., a Nevada corporation, West Jordan Real Estate Holdings, Inc., a Utah corporation and Hudson Consulting Group, Inc., a Nevada corporation (collectively, the "Purchaser"), whereby Diversified Holdings I would acquire the Company's interest in its majority-owned subsidiary, Salt Lake Development Corporation ("SLDC"). SLDC was the owner of a two story building of 15,000 square feet located at 268 West 400 South in Salt Lake City, Utah.

     In exchange for the interest in SLDC, Purchaser agreed to (1) release the Company from principal and interest owed on promissory notes in the amounts of $230,000 and $150,000, (2) release the company from debts owed to it and its affiliates in the amount of $10,527.96, and (3) pay the Company $20,000 cash. The Company also retained the right to all proceeds and rights of a promissory note in the amount of $116,977.00 made payable to SLDC or its assigns, arising from the sale or transfer of four condominium units located in the City of Ogden, State of Utah.

     On September 29, 2005, the Company, through its subsidiary, Diversified Holdings XIX, Inc., sold a duplex located on South 565 East in Salt Lake City, UT to an unaffiliated purchaser. Proceeds from this sale after closing amounted to $88,744.22.

     On September 30, 2005, the Company entered into an Investment Agreement with Sigma Energy and Exploration, whereby the Company invested $40,000.00 in an interest in Shannon GG Lease Wells 2 & 3. Pursuant to this Agreement, after certain exploration activities, Sigma will assign the Company an undivided 5.3333/32nds (11.359% net) interest in the wells, which includes a 68% net revenue interest in the property. No assignments will be given for dry holes. Further, Sigma will produce each well for $750.00 per month for twelve months. This investment and the sale of the Company's properties over the last two quarters reflects the Company's revised business plan, which includes moving from a real estate holding company to oil and gas investments.

Item  9.01     Financial  Statements  and  Exhibits

(c)     Exhibits

10.1  Stock  Purchase  and  Release  Agreement
10.2  Amendment  to  Stock  Purchase  and  Release  Agreement
10.3  Investment  Agreement  with  Sigma  Energy  &  Exploration

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November  2,  2005

                    Diversified  Financial  Resources  Corp.

                    By:  /s/Dennis  Thompson
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                    Name:  Dennis  Thompson
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                    Title:  President
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